As filed with the Securities and Exchange Commission on April 26, 2005
Registration No. 333-87742

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
TO
FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HEWLETT-PACKARD COMPANY
(Exact name of issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1081436 (I.R.S. Employer Identification No.)

3000 Hanover Street, Palo Alto, California 94304
(Address of Principal Executive Offices)(Zip Code)

COMPAQ COMPUTER CORPORATION 401(k) INVESTMENT PLAN
COMPAQ COMPUTER CORPORATION DEFERRED COMPENSATION
AND SUPPLEMENTAL SAVINGS PLAN
(Full Title of the Plan)

ANN O. BASKINS
Senior Vice President, General Counsel and Secretary
3000 Hanover Street, Palo Alto, California 94304
(Name and address of agent for service)

(650) 857-1501
(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Offering Price per Share	Offering Price	Amount of Registration Fee
Common Stock, $.01 par value per share	N/A	N/A	N/A	N/A

EXPLANATORY STATEMENT

        The purpose of this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-87742, filed with the Securities and Exchange Commission on May 7, 2002 is to (1) transfer the 9,500,000 shares registered for the Compaq Computer Corporation 401(k) Investment Plan (the "Compaq 401(k) Plan") to the Hewlett-Packard Company 401(k) Plan (see Post-Effective Amendment No. 5 to the Form S-8 Registration No. 2-92331, filed with the Securities and Exchange Commission on April 25, 2005) pursuant to the merger of the Compaq 401(k) Plan into the Hewlett-Packard Company 401(k) Plan, and (2) transfer the 65,000 shares and $25,000,000 of obligations registered for the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan (the "Compaq DC Plan") to the Hewlett-Packard Company Executive Deferred Compensation Plan (the "HP EDCP") (see Form S-8 Registration No. 333-124281, filed with the Securities and Exchange Commission on April 25, 2005), pursuant to the merger of the Compaq DC Plan into the HP EDCP.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Hewlett-Packard Company ("HP") certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, state of California, on this 26th day of April, 2005.

HEWLETT-PACKARD COMPANY
By: /s/ Charles N. Charnas
Charles N. Charnas Vice President, Deputy General Counsel and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Hewlett-Packard Company 401(k) Plan has duly caused this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, state of California on this 26th day of April, 2005.

HEWLETT-PACKARD COMPANY 401(k) PLAN, the sucessor plan to the Compaq Computer Corporation 401(k) Investment Plan
By: /s/ Catherine A. Lesjak
Catherine A. Lesjak
Senior Vice President and Treasurer

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of HP, do hereby constitute and appoint Ann O. Baskins and Charles N. Charnas, and each of them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which such attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable such corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all such attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by the following persons on behalf of HP in the capacities and on the dates indicated.

Signature	Title	Date

 /s/ Mark V. Hurd
Mark V. Hurd

 * Robert P. Wayman
Robert P. Wayman

 * Jon E. Flaxman
Jon E. Flaxman

 * Lawrence T. Babbio, Jr.
Lawrence T. Babbio, Jr.

 * Patricia C. Dunn
Patricia C. Dunn

 * Richard A. Hackborn
Richard A. Hackborn

 * George A. Keyworth II
Dr. George A. Keyworth II

 * Robert E. Knowling, Jr.
Robert E. Knowling, Jr.

 * Thomas J. Perkins
Thomas J. Perkins

Robert L. Ryan

 * Lucille S. Salhany
Lucille S. Salhany
President, Chief Executive Officer
and Director
(Principal Executive Officer )

Executive Vice President
Finance and Administration,
Chief Financial Officer and Director
(Principal Financial Officer)

Senior Vice President and Controller
(Principal Accounting Officer)

Director

Chairperson

Director

Director

Director

Director

Director

	Director	April 26, 2005 April 26, 2005 April 26, 2005 April 26, 2005 April 26, 2005 April 26, 2005 April 26, 2005 April 26, 2005 April 26, 2005 April 26, 2005

* By:    /s/ Charles N. Charnas
               Charles N. Charnas
               (Attorney-in-Fact)